UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2008
MedQuist Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ	08054

(address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 206-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Howard Hoffmann’s service as the interim President and Chief Executive Officer of MedQuist Inc., (the “Company”), and the related engagement of Nightingale & Associates, LLC (“Nightingale”), terminated consensually on June 10, 2008. Mr. Hoffmann is the sole managing partner of Nightingale.
     On June 10, 2008, the board of directors of the Company appointed the Company’s current Chief Technology Officer, Mark Ivie, to the additional positions of interim President and Chief Executive Officer effective as of June 11, 2008. Mr. Ivie’s base salary will be increased by 20% to $285,516 effective as of June 11, 2008. Except as set forth above, Mr. Ivie’s compensation and benefits will remain the same as described in the Company’s Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2008 (the “Form 10-K/A”).
     Information required by Items 104(b), (d), (e) and Item 404(a) for Mr. Ivie has been included in the Form 10-K/A and such information is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.
Date: June 13, 2008	By:	/s/ Mark Sullivan
Mark Sullivan
General Counsel, Chief Compliance Officer and Secretary